EXHIBIT 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”), is made and entered into as of March 31, 2009, effective for all purposes as of January 1, 2009, by and between Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”), and Alvin E. Kite, Jr. (“Consultant”). The Company and its direct and indirect subsidiaries, including the OP (as defined below), shall be referred to herein as the “REIT”.

WHEREAS, the Company conducts all of its business and operations through Kite Realty Group, L.P., a Delaware limited partnership (the “OP”), of which the Company is the sole general partner;

WHEREAS, Consultant previously was Chairman of the Board of Trustees of the Company and has been designated as Chairman Emeritus of the Company by the Board of Trustees of the Company;

WHEREAS, the Company desires to engage Consultant to provide certain consulting services on the terms and conditions set forth herein; and

WHEREAS, Consultant desires to provide such consulting services for the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	TERM; TERMINATION

(a)       Term. The term of this Agreement shall commence effective as of January 1, 2009 (the “Effective Date”) and shall expire on December 31, 2013, unless earlier terminated in accordance with this Section 1.

(b)       Termination. Each party shall have the right, in its sole and absolute discretion, to terminate this Agreement upon thirty (30) days’ prior written notice to the other party; provided, however, if the Company shall terminate this Agreement other than for “cause”, the Company shall be obligated to pay to Consultant, no later than the effective date of such termination, an amount equal to (i) the cash compensation that would otherwise be payable to Consultant (and not previously paid) under Section 3(a) of this Agreement through the end of the term of this Agreement, (ii) any expenses incurred by Consultant prior to the termination for which the OP is obligated to reimburse Consultant as provided under Section 3(b) of this Agreement and (iii) the cost of any Medicare supplement benefit incurred or to be incurred by Consultant through the end of the term of this Agreement for which the OP is obligated to reimburse Consultant as provided under Section 3(c) of this Agreement. For purposes of this Agreement, “cause” shall mean (i) the Consultant’s willful and continuing failure to perform the requested services hereunder, (ii) Consultant’s willful and continuing material breach of this Agreement, (iii) Consultant’s conviction for (or pleading nolo contendere to) any felony; or (iv) Consultant’s commission of an act of fraud, theft or dishonesty related to the business of the Company or its affiliates or the performance of Consultant’s duties hereunder. This Agreement shall terminate automatically upon the death of Consultant.

(c)       Effects of Termination. Upon the termination of this Agreement as provided in this Section 1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of either party or any of their respective representatives, except with respect to Sections 1(b), 3(a) and 3(c) (in the case of termination of this Agreement by the Company other than for “cause” pursuant to Section 1(b) hereof only) and Sections 1(d), 3(b), 5, 6, 7(a), 7(c) and 7(e), which shall survive any termination or expiration of this Agreement. All other provisions of this Agreement shall survive termination solely for the purpose of establishing the proper interpretation of the surviving provisions hereof.

(d)       Approval of Termination. Notwithstanding anything to the contrary in this Agreement, any determination by the Company to terminate this Agreement in accordance with this Section 1 shall not be effective unless approved by a majority of the “independent” members of the Board of Trustees of the Company (as defined in the Company’s Amended and Restated Bylaws, as amended).

2.	CONSULTING SERVICES

(a)       Consulting Services. During the term of this Agreement, Consultant agrees to serve as a consultant to the Company and shall, upon the request or direction of the Company’s Board of Trustees or the Chief Executive Officer of the Company, provide such advisory or consultative services with respect to matters that are within the scope of Consultant’s knowledge and expertise to enable the Company to continue to have the benefit of his experience and knowledge of the affairs of the Company and of his reputation, experience and contacts in the industry. The scope of Consultant’s services shall include, but is not limited to, consulting on strategic planning and business and operational matters relating to the Company, and providing other advice and assistance that reasonably falls within Consultant’s knowledge and expertise. Consultant agrees to perform such consulting services on behalf of the Company at all times using good business ethics and in a professional manner, it being understood that Consultant’s services hereunder are not intended to be exclusive or to constitute his full time business.

(b)       Availability; Outside Activities. Consultant agrees to make himself reasonably available for performance of the services under this Agreement and shall devote such amount of time to the services as reasonably necessary and sufficient to complete such services. During the term of this Agreement, Consultant shall be free to undertake or engage in any consulting, employment or other work, including engaging in certain real estate and other activities, any of which may be competitive with the business of the REIT and its affiliates, provided it does not interfere with his ability to comply with his obligations under this Agreement.

3.	COMPENSATION, EXPENSES AND BENEFITS; USE OF RESOURCES

(a)       Compensation for Services. During the term of this Agreement, Consultant shall receive cash compensation in the form of a consulting fee of $100,000 per year, payable monthly at the rate of $8,333.33 per month, on the first day of each month that this Agreement is in effect (with the first such payment payable on the date of this Agreement in the amount of $25,000, covering the period from the Effective Date of this Agreement through the end of the month in which this Agreement is entered into). The OP shall be responsible, on behalf of the Company, for the payment of the cash compensation contemplated by this Section 3(a).

(b)       Reimbursement of Expenses. The OP shall reimburse Consultant for all necessary and reasonable “out-of-pocket” business expenses incurred by Consultant in connection with the performance of the consulting services pursuant to this Agreement, subject to the travel and expense policies of the REIT established from time to time (including any pre-approval policies established by the REIT), upon presentation by Consultant to the Chief Financial Officer of an itemized accounting of such expenses with reasonable supporting documentation.

(c)       Benefits. During the term of this Agreement, the OP shall reimburse Consultant for the cost of any Medicare supplement benefit incurred by Consultant. Consultant hereby acknowledges that any amounts that the OP reimburses to Consultant pursuant to this Section 3(c) shall constitute compensation to Consultant for federal and state income tax purposes.

(d)       Use of Resources. During the term of this Agreement, the REIT shall provide Consultant with reasonable office space at the Company’s headquarters in Indianapolis, Indiana, an office computer with email access and such other equipment appropriate to the performance of his duties and responsibilities, and administrative and other staff assistance as Consultant may reasonably request to carry out his duties and responsibilities to the Company under this Agreement.

4.	INDEPENDENT STATUS; NO AUTHORITY TO ACT AS AGENT

(a)       Independent Status. Consultant shall be acting hereunder as an independent consultant and not as an employee of the REIT, and the terms and conditions of this Agreement shall be interpreted and construed accordingly. In no event shall this Agreement be construed as establishing a partnership or joint venture or similar relationship between the parties hereto. Subject to the terms of this Agreement, Consultant shall have full and complete control over the manner and method of rendering the consulting services hereunder. As an independent consultant, Consultant is responsible for filing such tax returns and paying such self-employment taxes as may be required by law or regulations. Consultant shall be liable for his own debts, obligations, acts and omissions, including the payment of all self-employment, Social Security and other taxes and benefits applicable to him. Except to the extent expressly set forth in this Agreement, Consultant shall not be subject to any policies solely applicable to employees of the REIT, and shall not be eligible for any employee benefit plan offered by the REIT.

(b)       No Authority to Act as Agent. Consultant shall not have any authority to act as an agent of the REIT, except on authority specifically so delegated in a prior writing signed by the Chief Executive Officer, and Consultant shall not represent to the contrary to any Person (as defined below). Under no circumstances shall Consultant have or claim to have power of decision hereunder in any activity on behalf of the REIT, nor shall Consultant have the power or authority hereunder to obligate, bind or commit the REIT in any respect. Consultant shall not (i) have the authority to hire, terminate or supervise personnel on behalf of the REIT or otherwise direct the work of any employee of the REIT, (ii) make any management decisions on behalf of the REIT or (iii) undertake to commit the REIT to any course of action in relation to third Persons. For purposes of this Agreement, “Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.

5.	CONFIDENTIAL INFORMATION; RETURN OF DOCUMENTS; NONSOLICITATION

(a)       Confidential Information. All information regarding the REIT or its activities or projects provided to Consultant by or on behalf of the REIT, or any of its employees or representatives, in connection with the performance by Consultant of his duties and responsibilities under this Agreement and all confidential information, knowledge or data relating to the REIT or the REIT’s respective businesses and investments (including confidential information of others that has come into the possession of the REIT), learned by Consultant heretofore or hereafter directly or indirectly from the REIT shall be deemed the confidential and proprietary information of the REIT (the “Confidential Information”). Subject to the exceptions set forth below, the Confidential Information shall be used by Consultant solely in connection with the performance of his duties and responsibilities hereunder and shall be kept confidential by Consultant. The foregoing restrictions on disclosure and use shall not apply to any portion of the Confidential Information (i) that was or becomes generally available to the public other than as a result of unauthorized disclosure by Consultant, (ii) that was or becomes available to Consultant on a nonconfidential basis from a source other than the REIT without restriction and without breach of an agreement with the REIT, (iii) that is independently developed by or for Consultant without reference to or use of the Confidential Information, (iv) that is disclosed pursuant to a requirement of law, a court or a government agency, or (v) that is the subject of prior written approval of use or disclosure thereof by the REIT.

(b)       Return of Documents; Rights to Trade Secrets. All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof) made, produced or compiled by Consultant or made available to Consultant concerning the REIT shall be the REIT’s property and shall be delivered to the REIT at any time on request. Consultant hereby assigns to the REIT all right, title and interest in and to trade secrets, copyrights and other intellectual property rights relating to the REIT's business developed by him alone or in conjunction with others at any time while retained as a consultant by the REIT.

6.	REPRESENTATIONS

Each party represents and warrants to the other that such party has the authority or capacity and power to enter into this Agreement and to perform its obligations hereunder, that such party has duly executed and delivered this Agreement and that this Agreement constitutes a valid, binding and enforceable obligation of such party. Further, Consultant represents and warrants to the Company that he is not subject to any other restraints of any kind which would impair or encumber his ability to perform the duties and obligations required of him hereunder.

7.

MISCELLANEOUS

(a)       Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been delivered (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission) as long as receipt occurs during a business day, otherwise the next business day, (ii) three business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express), to the following addresses:

To the Company:

Kite Realty Group Trust

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

Phone: (317) 577-5600

Facsimile: (317) 577-5605

Attention: Daniel R. Sink

To Consultant:

Alvin E. Kite, Jr.

1 Illinois Street

Residence 2400

Indianapolis, IN 46204

Phone: (317) 577-5600

Facsimile: (317) 577-5605

(b)       Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party (other than, in the case of the Company, an assignment to the OP or a wholly owned direct or indirect subsidiary thereof); any purported assignment by either party in violation hereof shall be null and void. Subject to the foregoing sentence, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c)       Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof exclusively in any federal or state court located in the State of Indiana (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

(d)       Amendment. This Agreement may not be altered, modified or amended except by written instrument signed by the parties hereto; provided that, in the case of the Company, any such alteration, modification or amendment must be approved by a majority of the “independent” members of the Board of Trustees of the Company (as defined in the Company’s Amended and Restated Bylaws, as amended).

(e)       Governing Law. This Agreement shall be governed by the laws of the State of Indiana (regardless of the laws that might otherwise govern under applicable Indiana conflict of laws principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

(f)        Withholding. The OP, acting on behalf of the Company with respect to the payment of compensation and expenses hereunder, shall be entitled to withhold from any payments or deemed payments any amount of withholding required by law. No other taxes, fees, impositions, duties or other charges or offsets of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law.

(g)       Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives

(h)       Counterparts. This Agreement may be executed in the original or by telecopy in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i)        Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(j)        Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party.

(k)       Waiver. Either party may extend the time for performance of any of the obligations or acts of the other party or waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(l)        Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby.

                        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first hereinabove written.

COMPANY:

KITE REALTY GROUP TRUST

By:	/s/ Daniel R. Sink

Name:	Daniel R. Sink
Title:	Executive Vice President and
Chief Financial Officer

CONSULTANT:
/s/Alvin E. Kite, Jr.

Alvin E. Kite, Jr.